SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

         /  X /    Preliminary Information Statement

         / /    Definitive Information Statement

TERRA NOSTRA TECHNOLOGY LTD.
 (Name of Registrant As Specified In Charter)

Not Applicable

(Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

         / X / No fee required.

         / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies: N/A

2)  Aggregate number of securities to which transaction applies: N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

1)

Proposed maximum aggregate value of transaction: N/A

/__/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

#

TERRA NOSTRA TECHNOLOGY LTD.
Suite 720, 2160 Rue de la Montagne,
Montreal, Quebec H3G 2T3

NOTICE OF SHAREHOLDER ACTION TAKEN BY

WRITTEN CONSENT IN LIEU OF A SHAREHOLDER MEETING

May 14, 2004

To the Shareholders of TERRA NOSTRA TECHNOLOGY LTD.:

Our Board of Directors declared the advisability of, and a majority of our shareholders have approved, a spin-off distribution of the common shares of BioViro Corporation ("BioViro") owned by us to our shareholders. BioViro is currently a wholly owned subsidiary of Terra Nostra Technology Ltd. The holders of a majority of our outstanding shares of stock entitled to vote thereon executed written consents in accordance with Section 78.320(2)of the Nevada Revised Statutes (the "NRS") approving and adopting the action to effect a spin-off distribution of our BioViro shares to our shareholders. Enclosed with this letter is a copy of the Information Statement filed with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The Information Statement describes in greater detail the spin-off distribution of BioViro shares to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of Terra Nostra Technology Ltd.

Sincerely,

/s/ Regis Bosse

Regis Bosse, President

The Information Statement is first being mailed on or about May 14, 2004. This Information Statement constitutes notice to Terra Nostra Technology Ltd.'s stockholders of corporate action by written consent by stockholders without a meeting in accordance with Section 78.320, Nevada Revised Statutes and pursuant to the bylaws of Terra Nostra Technology Ltd.

The date of this Information Statement is May 14, 2004.

TERRA NOSTRA TECHNOLOGY LTD.
Suite 720, 2160 Rue de la Montagne,
Montreal, Quebec H3G 2T3

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

This Information Statement is being mailed, commencing on or about May 14, 2004, to all of our shareholders of record as of the close of business on May 5, 2004 (the "Record Date"), in connection with the spin-off distribution (the "spin-off") of common shares of our wholly-owned subsidiary BioViro Corporation ("BioViro"). If this Information Statement is being delivered to two or more security holders who share the same address, such security holders can request a single copy of future communications, such as Information Statements, from Terra Nostra Technology Ltd. by written request to Terra Nostra Technology Ltd. at Suite 720, 2160 Rue de la Montagne,
Montreal, Quebec H3G 2T3.

Our Board of Directors declared the advisability of, and a majority of our shareholders have approved, a spin-off distribution of the common shares of BioViro Corporation ("BioViro") owned by us to our shareholders. BioViro is currently a wholly owned subsidiary of Terra Nostra Technology Ltd. The holders of a majority of our outstanding shares of stock entitled to vote thereon executed written consents in accordance with Section 78.320(2) of the Nevada Revised Statutes (the "NRS") approving and adopting the action to effect a spin-off distribution of our BioViro shares to our shareholders.

We are not aware of any substantial interest, direct or indirect, by security holdings or otherwise, that is in opposition to matters of action taken. In addition, pursuant to Nevada corporation law, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters' rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the spin-off to our shareholders in a timely manner.

The spin-off of BioViro shares to our shareholders will be effected by instructing our transfer agent to distribute our shares of BioViro to our shareholders of record as of May 5, 2004, on a pro-rata basis, on or about May 14, 2004 (the "Payment Date"). All necessary corporate approvals in connection with the matters referred to herein have been obtained, and the purpose of this Information Statement is to furnish certain information regarding the spin-off to both our shareholders and to the trading market.

As of the Record Date, we had 30,758,727 shares of common stock issued and outstanding, with each such share entitled to one vote with respect to the spin-off. We had no other issued and outstanding classes of stock entitled to vote. The holders of a majority of our issued and outstanding common stock entitled to be cast with regard to the spin-off, approved and adopted the recommendation of our board of directors by written consent.

THE SPIN-OFF OF BIOVIRO CORPORATION

Our management, in connection with the management of BioViro, has determined it is in the best interest of both corporations to pursue the spin-off of BioViro to our shareholders by making a pro-rata distribution of our 30,758,727 shares of BioViro common stock to our shareholders on a basis on one shares of BioViro for each ten shares of our common stock. Our shares of BioViro represent all of the currently issued and outstanding common shares of BioViro. The spin-off will be effected without registering the distribution of shares to our shareholders with the Securities and Exchange Commission ("SEC") pursuant to its Staff Bulletin 4, which sets forth the conditions to be met by corporations effecting spin-off distributions without registration. Our management believes the spin-off does not have to be registered because it complies with five specific conditions set forth in Section 4.4A of the Staff Bulletin and are relying on the legal opinion of outside legal counsel with regards to the spin-off and compliance with the Staff Bulletin.

Consideration & Distribution Ratio

You are not required to provide any consideration for the shares you receive in the spin-off. Each Terra Nostra Technology Ltd. shareholder will have the same proportionate interest in Terra Nostra Technology Ltd. and BioViro both before and after the spin-off. As such, there will be a distribution ratio of one for ten meaning you will receive one (1) share of BioViro common stock for every ten (10) shares of Terra Nostra Technology Ltd. common stock you own.

Information to Shareholders & Trading Markets

BioViro has not been subject to the Exchange Act reporting requirements for ninety (90) days. Therefore, pursuant to Section 4(4)(A)(3)(a) of SEC Staff Bulletin 4, we have caused this Information Statement to be distributed to you.  Also, on April 15, 2004, Terra Nostra Technology Ltd. filed its Form 10-KSB for the year ended December 31, 2003, a copy of which is attached hereto as Annex A. You may request additional copies of the Terra Nostra Technology Ltd Form 10-KSB, as amended, by written or oral request to Terra Nostra Technology Ltd. at Suite 720, 2160 Rue de la Montagne, Montreal, Quebec H3G 2T3.  Requesters of additional copies of the Form 10-KSB will be required to make payment for reasonable reproduction and postage costs prior to delivery of the additional documents requested.

We are furnishing this Information Statement solely to provide information to our shareholders who will receive BioViro shares in the distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of BioViro or Terra Nostra Technology Ltd. The information contained in this Information Statement is believed to be accurate as of the date set forth on the cover of this Information Statement. Changes may occur after that date, and neither BioViro nor Terra Nostra Technology Ltd. will update the information except as required by law in the normal course of their respective public disclosure practices.

Valid Business Purposes for Spin-Off

On March 26, 2003, the Company entered into a Share Exchange Agreement whereby it acquired all of the issued and outstanding shares of capital stock of Corporation CCIP Inc., a private Quebec, Canada corporation (“CCIP”) from 9126-9338 Quebec Inc. (“Quebec Inc.”), which consists of 100 Class A shares and 115,000 Class B shares.  Under the terms of the acquisition, 15,000,000 common shares of the Terra Nostra Technology Ltd.’s Stock were issued to the stockholders of CCIP.

On March 30, 2004, Terra Nostra Technology Ltd. entered into a Share Exchange Agreement with Quebec Inc. in settlement of a dispute between the Company and Quebec Inc. Under the terms of the Share Exchange Agreement, the Company will form a wholly-owned subsidiary (BioViro) to acquire all of the assets and liabilities of CCIP and will distribute the shares of BioViro to all of the stockholders of record of the Company as of April 1, 2004 on a pro rata basis of one (1) share for every ten (10) shares of the Company.   Quebec Inc. shall return to the Company 14,586,000 shares of Terra Nostra.  Certain of our directors, Louis Nadeau, Marc Fournier, and Philippe LaMontagne, shall resign at the time of the spin-off.

Our management believes that the spin-off will allow BioViro to pursue needed financial investment and attract management assistance to develop the products of BioViro. Our management further believes that by spinning-off BioViro, each corporation will be able to concentrate attention and financial resources on its respective business activities, without regard to the objectives and policies of the other business. As independent businesses each will be able to offer employee incentives tied directly to the results of the respective business activities. In addition, the spin-off will allow investors to better evaluate each business. Finally, each corporation will be able to seek financing terms focused on the distinct activities of each business and thereby improve the likelihood that each corporation will achieve its objectives.

Holding Period of "restricted securities"

On April 20, 2004, BioViro issued 3,075,873 restricted common shares to Terra Nostra Technology Ltd. pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

Our management believes the spin-off does not have to be registered because it complies with five specific conditions set forth in Section 4.4A of the Staff Bulletin. Specifically: (i) our shareholders will not provide any consideration for BioViro shares; (ii) the spin-off is pro-rata to our shareholders; (iii) this Information Statement filed by Terra Nostra Technology Ltd. provides adequate information regarding the spin-off; (iv) Terra Nostra Technology Ltd.  has a valid business purposes for the spin-off; and (v) Terra Nostra Technology Ltd. caused BioViro to be formed as a wholly owned subsidiary of Terra Nostra Technology Ltd. and therefore may not be required to meet the two year holding requirement of restricted securities prior to any spin-off.

For the foregoing reasons, and based on the legal opinion of outside legal counsel with regards to the spin-off and compliance with the Staff Bulletin, our management believes that the BioViro shares issued to our shareholders pursuant to the spin-off are not required to be registered under the Securities Act and will be free trading shares. The only exception will be shares issued to control persons. Shares issued to 10% shareholders of Terra Nostra Technology Ltd.  will be required to bear a control legend and may only be sold in compliance with Rule 144.

ISSUANCE OF BIOVIRO SHARES

You do not need to surrender or exchange your Terra Nostra Technology Ltd. stock certificates or take any other action in order receive the BioViro shares. On the Payment Date, approximately twenty days after this Information Statement is mailed to shareholders, our transfer agent will issue BioViro common stock certificates to our shareholders on a pro-rata basis and will mail the certificates to the addresses on record with our transfer agent. The costs of the spin-off shall be borne by BioViro. Any fractional shares resulting from the distribution ratio will be rounded up to the next whole share.

PRINCIPAL EFFECTS OF THE SPIN-OFF

As of the close of business on the Effective Date, our shares of BioViro common stock will be distributed and spun-off to our shareholders and BioViro will no longer be our wholly-owned subsidiary.

We do not know, and cannot predict, how our limited trading market will react to the spin-off. Although our shareholders will receive free trading shares of BioViro common stock, there is no trading market for BioViro at this time. We have been informed that management of BioViro plans to pursue listing on the Over the Counter Bulletin Board ("OTCBB"). There is, however, no assurance that BioViro will be successful in its plans to trade on the OTCBB or that any other trading market will ever develop for the BioViro shares. If BioViro is unsuccessful in entering a trading market then the BioViro shares could remain highly illiquid indefinitely.

TAX CONSEQUENCES OF SPIN-OFF

Our management believes that the spin-off qualifies as a tax-free distribution to you for U.S. federal income tax purposes pursuant to Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended. This belief is subject to certain assumptions which, if incorrect in any material respect, would cause our belief to become invalid. Our management is not aware of any facts or circumstances that would cause the assumptions to be untrue.

Tax Basis & Holding Period

To determine the U.S. federal income tax basis in the Terra Nostra Technology Ltd. stock and the newly received BioViro stock, you must allocate the tax basis in your Terra Nostra Technology Ltd. stock immediately before the spin-off among such shares. The tax basis in your Terra Nostra Technology Ltd. stock before the spin-off generally is equal to the cost of such shares, including commissions. If you acquired shares at different times and at different costs, you will be required to make separate tax basis calculations for each group of shares. Please consult your tax advisor to determine your tax basis in your Terra Nostra Technology Ltd. stock to be allocated.

Your holding period for U.S. federal income tax purposes for the newly-received BioViro stock is the same holding period as your Terra Nostra Technology Ltd. stock unless you fall within a special category of holder, such as a dealer or trader who did not hold the Terra Nostra Technology Ltd. stock as a capital asset on the Record Date.

Statement in U.S. Federal Income Tax Return

U.S. Treasury regulations may require each shareholder to attach to his or her 2004 U.S. federal income tax return a signed statement setting forth certain prescribed information about the spin-off. For this purpose, we are enclosing a sample statement attached hereto as Annex B, which you may complete and use when filing your 2004 tax return.

The tax information included in this Information Statement represents our understanding of existing U.S. federal income tax law and regulations and does not constitute tax advice. Nor do we purport this information to be complete or to describe tax consequences that may apply to particular categories of shareholders. Each shareholder should consult a tax advisor as to the particular consequences of the spin-off under U.S. federal, state and local tax laws and foreign tax laws that may affect the description set forth above.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 31, 2004, with respect to the beneficial ownership of Terra Nostra Technology Ltd.'s common stock by each person known by Terra Nostra Technology Ltd to be the beneficial owner of more than 5% of the outstanding common stock, by each of Terra Nostra Technology Ltd.'s officers and directors, and by the officers and directors of Terra Nostra Technology Ltd. as a group.  As of such date, 30,758,727 shares were issued and outstanding. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Ultimate Destinations Inc.(1) 1530-9th Ave S.E., Calgary, AB T2G0T7	1,775,000	5.8%

(1)

The sole director and officer of Ultimate Destinations Inc. is Clifford Larry Winsor.

The following sets forth information with respect to Terra Nostra Technology Ltd.'s Common Stock beneficially owned by each Officer and Director and by all Directors and Officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Regis Bosse, President/Treasurer, Director 720, 2160 Rue De La Montagne, Montreal, Quebec, Canada H3G 2T3	500,000	1.6%
Common	Richard St. Julien, Director, Secretary/Treasurer 720, 2160 Rue De La Montagne, Montreal, Quebec, Canada H3G 2T3	-0-	-0-
Common	Louis Nadeau, Director 182 57th East Street Quebec City, Quebec G1H 2G2	14,150,000(1)	46.0%
Common	Marc Fournier 182 57th East Street Quebec City, Quebec G1H 2G2	285,300(2)	0.01%
Common	Phillipe Lamontagne 182 57th East Street Quebec City, Quebec G1H 2G2	75,000(3)	0.024%
Common	Daniel Julien 720, 2160 Rue De La Montagne, Montreal, Quebec, Canada H3G 2T3	13,000.0001%
Common	Kebir Ratnani 455 Renee Levesque Ouest, Montreal, Quebec H2Z 1Z3	0	0

Common shares held by directors and officers as a group	15,010,300	48.8%

(1)   14,000,000 of these shares are held in the name of 9126-2238 Quebec Inc., a private Quebec corporation, which is controlled by Mr. Nadeau.  150,000 of these shares are held by family members.

(2)  These shares are held by various family members of Mr. Fournier.

(3)  These shares are held by family members of Mr. LaMontagne

FORWARD-LOOKING STATEMENTS

Certain statements in this Information Statement may be deemed to be forward-looking statements. Forward-looking statements regarding economic conditions, effects of corporate initiatives, future profitability, projections, future revenue opportunities, and their impact on the company are forward-looking statements and not historical facts. These statements are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand, acceptance of services offered by the company, the company's ability to maintain current expenses and revenue levels, actions by competitors, impairment of federal funding, legislative action, student default rates, changes in federal or state authorization or accreditation changes, changes in market needs and technology, political or regulatory matters, litigation, general economic conditions, changes in management strategy and the company's ability to leverage its curriculum and management infrastructure to build its student base. Actual results or events could differ materially from those discussed in the forward-looking statements. See our reports on Forms 10-KSB, 10-QSB and 8-K filed with the Securities and Exchange Commission for further information. We disclaim any obligation to publicly update, revise or correct any forward-looking statements, whether as a result of new information, future events or otherwise.

ANNEXES

A Terra Nostra Technology Ltd's Form 10-KSB Attached B IRS Tax notification form Attached

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by BioViro Corporation and certain stockholders that consented to the action taken herein. The distribution will be made by mail.  Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By order of the board of directors,

Terra Nostra Technology Ltd.

ANNEX A

Form 10-KSB

ANNEX B

Statement of common shareholder of Terra Nostra Technology Ltd., a Nevada corporation, filed pursuant to Treasury Regulation Section 1.355-5(b), with respect to the spin-off distribution of stock of BioViro Corporation, a Florida corporation.

1. The undersigned, a shareholder owning common stock of Terra Nostra Technology Ltd. received a distribution on May ____, 2004 of shares of common stock of BioViro Corporation, a controlled corporation, in a distribution which is subject to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The names and addresses of the corporations involved are:

(a) Terra Nostra Technology Ltd., Suite 720, 2160 Rue de la Montagne, Montreal, Quebec H3G 2T3.

(b) BioViro Corporation, 1224 Washington Avenue, Miami Beach, Florida  33139

3. The undersigned surrendered no stock or securities of Terra Nostra Technology Ltd., a Nevada corporation, or any other consideration in connection with the distribution.

4. The undersigned received ____________ shares of common stock of BioViro Corporation, a Florida corporation, in the distribution.

Shareholder Signature

If shares owned jointly, both taxpayers must sign

Shareholder Signature